Exhibit 1.01
KEYSIGHT TECHNOLOGIES, INC.
Conflict Minerals Report
For The Year Ended December 31, 2016

This Conflict Minerals Report (the “Report”) of Keysight Technologies, Inc. (“Keysight” or “we”) for the year ended December 31, 2016 is designed to comply with Rule 13p-1 under the Securities Exchange Act of 1934 (the “Rule”).

Pursuant to the Rule, Keysight conducted due diligence regarding the source and chain of custody of the necessary conflict minerals in our products. Based on our efforts assessing our supply chain, and the uncertainty in responses we received from our suppliers, we cannot exclude the possibility that some of the tin, tungsten, tantalum and gold (collectively referred to herein as “conflict minerals” or “3TGs”) present in our supply chain may have originated in the Democratic Republic of Congo (“DRC”) or adjoining countries (collectively the “Covered Countries”). For this reason, we are required under the Rule to submit this Report as an Exhibit to Keysight’s Form SD.

This report has been prepared by Keysight with the assistance of our third-party vendor, Assent Compliance (“Assent”). The information includes the activities of all majority-owned subsidiaries and variable interest entities that are required to be consolidated. It does not include the activities of variable interest entities that are not required to be consolidated.

1.    Company and Product Overview

Keysight is a measurement company providing electronic design and test solutions to communications and electronics industries. We provide electronic design and test instruments and systems and related software, software design tools, and related services that are used in the design, development, manufacture, installation, deployment and operation of electronics equipment. Related services include start-up assistance, instrument productivity, application services and instrument calibration and repair. We also offer customization, consulting and optimization services throughout the customer's product lifecycle. Most instruments we manufacture utilize some amount of tungsten, tantalum, tin and gold.

2.	Conflict Minerals Policy

Keysight is committed to complying with Section 1502 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and requiring that same commitment from our supply chain partners. To that end, Keysight’s Supplier Environmental and Social Responsibility Code of Conduct requires suppliers to take reasonable measures to ensure products, parts, components and materials supplied to Keysight are “DRC (Democratic Republic of Congo) conflict free” as that term is used under Section 1502 of the Dodd-Frank Act. In addition, we maintain a Statement on Conflict Minerals publicly available on our website which sets out our position.
___________________

1 The term “conflict mineral” is defined in Section 1502(e)(4) of the Act as (A) columbite-tantalite, also known as coltan (the metal ore from which tantalum is extracted); cassiterite (the metal ore from which tin is extracted); gold; wolframite (the metal ore from which tungsten is extracted); or their derivatives; or (B) any other mineral or its derivatives determined by the Secretary of State to be financing conflict in the Democratic Republic of the Congo or an adjoining country. Tin, Tungsten, Tantalum and Gold will herein be referred to as the 3TGs for discussion purposes.

3.	Description of Reasonable Country of Origin Inquiry
In undertaking the reasonable country of origin inquiry (“RCOI”), Keysight conducted a survey of all of its strategic and core suppliers, representing a majority portion of Keysight’s supplier spend in 2016.2 Keysight conducted analysis on our supply chain to remove suppliers based on the following criteria:

•	The company supplies Keysight with packaging only (excluding labels);

•	The company supplies Keysight only with items that do not end up in Keysight’s products (including equipment used to make our products but not a part of the actual products themselves);

•	The company is a test lab providing Keysight with product testing only;

•	The company is a service provider only;

•	The company has not supplied anything to Keysight in the last two years; and

•	The company does not meet Keysight’s criteria for supplying items containing 3TGs.

Keysight provided Assent a list of identified strategic and core suppliers for upload to the Assent Compliance Manager tool for tracking purposes. Keysight then conducted the supplier survey portion of the RCOI, using the EICC-GeSI Conflict Minerals Reporting Template (“CMRT”) version 4.10 or higher. Keysight contacted suppliers electronically and requested that they respond to the questions in the CMRT with respect to their supply chain items provided to Keysight. With the help of Assent, we followed up with nonresponsive suppliers a minimum of three times to encourage completion and assist with questions regarding the CMRT. Keysight also offered additional training and support to the suppliers through Assent’s training programs and individual support model.

The Keysight program continues to include automated data validation on all submitted supplier CMRTs. The goal of data validation is to identify the accuracy of submissions and identify any contradictory answers in the CMRT. In practice, data validation flags inconsistent answers by a supplier in the CMRT. For instance, if in response to Question 5 of the CMRT a supplier reports not having received relevant origin information from all of its conflict mineral suppliers, the supplier must also respond “no” to Question 4, which asks whether 100% of its conflict minerals from the Covered Countries come from recycled sources. Automated data validation screens for this and similar agreement in a CMRT.

All submitted CMRTs are accepted and classified as valid or invalid so that all data is retained. Suppliers are then contacted in regards to invalid forms and are encouraged to resubmit using a valid form. Of the invalid CMRTs that were flagged in the system, all have now been resolved and replaced by a valid submission.

4.    Due Diligence Process

Design of Due Diligence

The due diligence Keysight has undertaken pursuant to the Rule has been designed to conform, in all respects, with the framework in the Organisation for Economic Co-operation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (“OECD Guidance”) and the related Supplements for gold, tin, tantalum and tungsten. Below we summarize our approach to due diligence.

The Company’s conflict minerals due diligence process includes the five steps as defined by the OECD Guidance: 1) establishing strong company management systems, 2) identifying and assessing risks in our supply chain, 3) designing and implementing a strategy to respond to identified risks, 4) utilizing independent third-party audits, and 5) publicly reporting on our supply chain due diligence. A summary of the due diligence measures undertaken by the Company is outlined below.

Establish Strong Company Management Systems

Internal Team

Keysight has established a management system for conflict minerals compliance. Our management system includes an internal team comprised of members of the Legal, the Product Regulatory Affairs and Global Procurement departments. Their efforts are supported by Keysight’s General Counsel, as well as other executive-level representatives. The team of regulatory and legal subject matter experts includes (in alphabetical order):

•	Manoj Chaudhari, Procurement Compliance Program Manager

•	Brendan Kelleher, Global Compliance Director

•	Jeffrey Li, Vice President and Assistant General Counsel

•	James C. Powell, Product Regulatory Compliance, Americas Program Manager

•	Robert Tait, Global Product Regulatory Compliance Manager

•	BT Khoo, Global Procurement and Materials Compliance Director

The team of subject matter experts is responsible for implementing our conflict minerals compliance strategy and is led by Manoj Chaudhari, who acts as the conflict minerals program manager. Senior management and our Board of Directors is briefed about the results of our program efforts as necessary.

Control Systems

We have put into place necessary controls to promote compliance with the Rule. One central control is our Standards of Business Conduct (“SBC”), Keysight’s employee code of conduct which outlines expected behaviors for all Keysight employees. The SBC includes instructions to employees to ensure that all third parties acting on behalf of Keysight comply with current laws on conflict minerals. We also provide multiple mechanisms whereby employees and suppliers can report violations of Keysight’s policies, including an anonymous hotline managed by the Compliance team within the Legal Department.

Additionally, inquiries regarding conflict minerals may be submitted via dedicated e-mail address managed by Keysight’s Product Regulatory team.

Further, our Supplier Environmental and Social Responsibility Code of Conduct, directs all Keysight suppliers to “take reasonable measures to ensure products, parts, components and materials supplied to Keysight are ‘DRC (Democratic Republic of Congo) conflict free.’” Keysight communicates this requirement in writing to all suppliers, and suppliers must complete an online verification survey to ensure compliance with Keysight’s supply chain requirements. As we enter into new supplier agreements, or renew existing contracts, we add a clause requiring suppliers to provide information about the sources (including smelters) of conflict minerals in products they supply to Keysight.

Supplier Engagement

In an effort to come into line with the OECD requirement to strengthen engagement with suppliers, Keysight has, through Assent, offered and provided our suppliers with education on conflict minerals and the related requirements of the Rule. Feedback from this engagement has allowed us to enhance the training by focusing and adapting it to each user’s needs. It has also allowed us to make clear our expectations to suppliers in our supply chain.
As an improvement to our program this year, we provided our supply chain access to Assent’s Learning Management System, Assent University, and granted all in-scope suppliers the ability to take any of Assent’s conflict minerals training courses. The completion of these courses by our suppliers has been tracked and monitored and we will continue to prioritize education in our conflict minerals program.

Grievance Mechanism

Various communication channels exist to serve as grievance mechanisms for early-warning risk awareness. We have multiple longstanding grievance mechanisms whereby employees (internal) and suppliers (external) can report violations of Keysight’s policies. This includes, but is not limited to our whistleblower hotline, which is accessible online to internal and external parties alike. The web address for this hotline is included on every page of our publicly available SBC. Employees also may take advantage of Keysight’s open door policy to escalate concerns to management, Internal Audit or our Legal Department.

Maintain Records

Finally, we have adopted a policy to retain relevant documentation relating to our conflict minerals compliance efforts. Documentation will be retained for a period of 10 years.

Identify and Assess Risks in the Supply Chain

In accordance with OECD Guidelines, we believe it is important to understand risk levels associated with conflict minerals in the supply chain. Smelters not being certified conflict-free pose a significant risk to our supply chain. We employ the Assent Compliance Manager software to assist in evaluating risk. The software provides us a classification of all smelters and refiners that have been declared by our suppliers through their CMRT. Each facility that meets the Conflict Free Sourcing Initiative (CFSI) definition of a smelter or refiner of 3TG is classified as either high, medium or low risk based on three criteria: (1)

known or plausible evidence of unethical or conflict sourcing (2) the proximity of a supplier’s smelter to the DRC and Covered Countries; and (3) Conflict-Free Smelter Program (CFSP) audit status.

Keysight, with the help of Assent, reviewed all CMRT responses submitted by our strategic and core suppliers. We do not typically have a direct relationship with smelters and refiners of 3TGs, and we do not perform or direct audits of these entities within our supply chain. Therefore, to examine the smelters and refiners listed by our suppliers in CMRTs, Assent compared these facilities to the list of smelters maintained by the CFSI. If a supplier indicated on its CMRT that the facility was certified as conflict-free, Assent confirmed that the name was listed as such by CFSI.

Additionally, Keysight evaluates our suppliers on the strength of their conflict minerals compliance programs, which further assists us to identify risk in the supply chain. While conflict minerals compliance is a relatively new concept and many companies do not have fulsome compliance programs, we believe tracking the strength of our suppliers’ programs meets the OECD Due Diligence Guidelines and can assist in making key risk mitigation decisions in the future. We focus on the following questions in the CMRT in evaluating the current status of suppliers’ compliance programs:

A. Do you have a policy in place that includes DRC conflict-free sourcing?
E. Have you implemented due diligence measures for conflict-free sourcing?
H. Do you verify due diligence information received from your suppliers?
I. Does your verification process include corrective action management?

Keysight deems suppliers to have a strong compliance program if they answer yes to each of these four questions. Anything less represents a weak program in our eyes and an opportunity for improvement by the supplier and Keysight.

This year Keysight included additional follow-ups if, in response to Question 5 of the CMRT, a supplier reports not having received relevant origin information from all of its conflict mineral suppliers. If a supplier stated on their CMRT that it had received responses from less than 50% of its supply chain, these suppliers were asked to verify if this statement was still true. If the supplier had updates to the statement, it was asked to submit an updated CMRT.

We believe that our approach focusing on suppliers’ smelters and conflict minerals compliance programs represent a reasonable effort to determine the mines or locations of origin of the conflict minerals in our products. Our current policy requires us to retain documentation of this inquiry for at least five years.

Design and Implement a Strategy to Respond to Identified Risks

Once a conflict mineral-related risk is identified, Keysight has a risk management plan that goes into effect to explore and mitigate the risk. As an initial step, we ensure that all suppliers understand our expectations regarding Dodd-Frank Act compliance by providing them documented instructions on CMRT completion. Escalations are sent to non-responsive suppliers to outline the importance of submitting a CMRT response and describe the cooperation required of our suppliers to ensure compliance to the Rule. Updates on this process are provided regularly to Keysight management.

Based on the smelter or refiner risk criteria noted above, the following facilities have been identified as being of highest concern:

•	Tony Goetz NV - CID002587

•	Kaloti Precious Metals - CID002563

•	Phoenix Metals - CID002507

•	Universal Precious Metals Refining Zambia - CID002854

•	Fidelity Printers and Refiners - CID002515

•	Sudan Gold Refinery - CID002567

When these facilities were reported on a CMRT by one of the suppliers surveyed, risk mitigation activities were initiated. Through our third-party vendor, submissions that included any of the above facilities immediately produced a receipt instructing the supplier to take their own risk mitigation actions, including submission of a product specific CMRT to better identify the connection to products that they supply to Keysight, and escalating up to removal of these high-risk smelters from their supply chain. Through this process, Keysight was unable to determine conclusively, that none of these high-risk smelters or refiners are not linked to our products at this time.

As per the OECD Due Diligence Guidance, risk mitigation will depend on the supplier’s specific context. Suppliers are given clear performance objectives within reasonable timeframes with the ultimate goal of progressive elimination of these risks from the supply chain. Furthermore, suppliers are guided to our third-party vendor’s learning management system to engage in educational materials on mitigating the risk of smelters or refiners on the supply chain.

Keysight communicates directly with suppliers whom we have reason to believe are supplying us with 3TGs from sources that may support conflict in the Covered Countries. As part of this communication, Keysight suggests that the supplier source 3TGs from sources that do not support such conflict, as provided in the OECD guidance. To date, we have not identified any instance in which it was necessary to terminate a contract or find an alternate supplier due to lack of compliance with the Rule or Keysight’s requirements.

Carry Out Independent Third-Party Audit

We do not have a direct relationship with any 3TG smelters or refiners and do not perform or direct audits of these entities within our supply chain. We rely upon industry associations that administer independent third-party smelter and refinery audit programs. During this reporting year, Keysight became a member for CFSI and is working in support and promotion of its conflict-free smelter program (“CFSP”) audit programs.

Publicly Report on Supply Chain Due Diligence

Keysight reports annually on supply chain due diligence by filing a Form SD and Conflict Minerals Report with the SEC herein. This can be accessed via our company website at: http://about.keysight.com/en/companyinfo/environment/Keysight_Conflict_Minerals_Report.pdf.

5.    Due Diligence Results

Evaluating Smelters

As of April 25, 2017, we have validated 313 smelters or refiners in our supply chain based on information from CFSI, and we are working to validate the additional smelter/refiner entries from the submitted CMRTs. Attached to this CMR as Appendix A, we have included the current list of valid smelters disclosed to us by our suppliers.

Based on the smelter lists provided by suppliers via the CMRTs, we are aware of 250 smelters in our supply chain which are certified conflict-free. We also have identified a number of other smelters certified as conflict-free for which the source of raw materials is not disclosed.

Many suppliers are still unable to provide detailed or adequate information about the smelters or refiners used for materials supplied to us. Many supplier responses also were provided at the company or division level, rather than the product or part level. We therefore are unable to determine whether the conflict minerals reportedly in use by our suppliers were contained in components or parts supplied to us. Several Keysight suppliers also are unable to conclude which of their smelters or refiners provided the conflict minerals used in their products supplied to Keysight.

6.    Next Steps

In the next reporting year, Keysight’s conflict minerals program will continue to focus on vetting smelter data including:

•	Requiring the use of smelter identification numbers;

•	Requesting that suppliers connect any identified smelters with the products and parts the suppliers supply to Keysight;

•	Comparing smelters reported by suppliers on the CMRT to CFSI’s list of smelters; and

•	Promoting the CFSP audit programs through our supply chain.

•	Continue to engage with suppliers and direct them to training resources to increase the response rate and improve the content quality of the supplier survey responses; and

•
Engage any of our suppliers found to be supplying us with conflict minerals from sources that support conflict in the Covered Countries to establish an alternative source of conflict minerals that does not support such conflict.

Appendix A:

The table below lists the smelters or refiners identified by our responsive suppliers that may have been used to process the minerals necessary to the functionality or production of our products during 2016.

Metal	Standard Smelter Name	Smelter Facility Location	Smelter ID	Conflict Free?	Source from DRC?
Gold	Abington Reldan Metals, LLC	UNITED STATES	CID002708	Unknown	Unknown
Gold	Advanced Chemical Company	UNITED STATES	CID000015	Yes	Unknown
Gold	Aida Chemical Industries Co., Ltd.	JAPAN	CID000019	Yes	No
Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES	CID002560	Yes	Unknown
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY	CID000035	Yes	Unknown
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	CID000041	Yes	Unknown
Gold	AngloGold Ashanti Córrego do Sítio Mineração	BRAZIL	CID000058	Yes	Unknown
Gold	Argor-Heraeus S.A.	SWITZERLAND	CID000077	Yes	Unknown
Gold	Asahi Pretec Corp.	JAPAN	CID000082	Yes	No

Gold	Asahi Refining Canada Ltd.	CANADA	CID000924	Yes	Unknown
Gold	Asahi Refining USA Inc.	UNITED STATES	CID000920	Yes	Unknown
Gold	Asaka Riken Co., Ltd.	JAPAN	CID000090	Yes	No
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY	CID000103	Unknown	Unknown
Gold	AU Traders and Refiners	SOUTH AFRICA	CID002850	Yes	Unknown
Gold	AURA-II	UNITED STATES	CID002851	Unknown	Unknown
Gold	Aurubis AG	GERMANY	CID000113	Yes	Unknown
Gold	Bangalore Refinery	INDIA	CID002863	Unknown	Unknown
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	CID000128	Yes	Unknown
Gold	Boliden AB	SWEDEN	CID000157	Yes	Unknown
Gold	C. Hafner GmbH + Co. KG	GERMANY	CID000176	Yes	Unknown
Gold	Caridad	MEXICO	CID000180	Unknown	Unknown
Gold	CCR Refinery - Glencore Canada Corporation	CANADA	CID000185	Yes	Unknown
Gold	Cendres + Métaux S.A.	SWITZERLAND	CID000189	Unknown	Unknown
Gold	Chimet S.p.A.	ITALY	CID000233	Yes	Unknown
Gold	Chugai Mining	JAPAN	CID000264	Unknown	Unknown
Gold	Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF	CID000328	Yes	Unknown
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA	CID000343	Yes	Unknown
Gold	Degussa Sonne / Mond Goldhandel GmbH	GERMANY	CID002867	Unknown	Unknown
Gold	DODUCO GmbH	GERMANY	CID000362	Yes	No
Gold	Dowa	JAPAN	CID000401	Yes	No
Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF	CID000359	Yes	Unknown
Gold	Eco-System Recycling Co., Ltd.	JAPAN	CID000425	Yes	No
Gold	Elemetal Refining, LLC	UNITED STATES	CID001322	Yes	No
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES	CID002561	Yes	Unknown
Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE	CID002515	Unknown	Unknown
Gold	Gansu Seemine Material Hi-Tech Co., Ltd.	CHINA	CID000522	Unknown	Unknown
Gold	Geib Refining Corporation	UNITED STATES	CID002459	Unknown	Unknown
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA	CID001909	Unknown	Unknown
Gold	Guangdong Jinding Gold Limited	CHINA	CID002312	Unknown	Unknown
Gold	Gujarat Gold Centre	INDIA	CID002852	Unknown	Unknown
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA	CID000651	Unknown	Unknown
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA	CID000671	Unknown	Unknown
Gold	Heimerle + Meule GmbH	GERMANY	CID000694	Yes	No
Gold	Heraeus Ltd. Hong Kong	CHINA	CID000707	Yes	Unknown
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY	CID000711	Yes	Unknown
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA	CID000767	Unknown	Unknown
Gold	Hwasung CJ Co., Ltd.	KOREA, REPUBLIC OF	CID000778	Unknown	Unknown
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA	CID000801	Yes	Unknown
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN	CID000807	Yes	Unknown
Gold	Istanbul Gold Refinery	TURKEY	CID000814	Yes	Unknown
Gold	Japan Mint	JAPAN	CID000823	Yes	Unknown
Gold	Jiangxi Copper Co., Ltd.	CHINA	CID000855	Yes	Unknown
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION	CID000927	Yes	Unknown
Gold	JSC Uralelectromed	RUSSIAN FEDERATION	CID000929	Yes	Unknown
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN	CID000937	Yes	Unknown
Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES	CID002563	Unknown	Unknown
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN	CID000956	Unknown	Unknown

Gold	Kazzinc	KAZAKHSTAN	CID000957	Yes	Unknown
Gold	Kennecott Utah Copper LLC	UNITED STATES	CID000969	Yes	Unknown
Gold	KGHM Polska Miedź Spółka Akcyjna	POLAND	CID002511	Unknown	Unknown
Gold	Kojima Chemicals Co., Ltd.	JAPAN	CID000981	Yes	No
Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF	CID002605	Yes	Unknown
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN	CID001029	Yes	Unknown
Gold	L'azurde Company For Jewelry	SAUDI ARABIA	CID001032	Unknown	Unknown
Gold	Lingbao Gold Co., Ltd.	CHINA	CID001056	Unknown	Unknown
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA	CID001058	Unknown	Unknown
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF	CID001078	Yes	Unknown
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA	CID001093	Unknown	Unknown
Gold	Materion	UNITED STATES	CID001113	Yes	No
Gold	Matsuda Sangyo Co., Ltd.	JAPAN	CID001119	Yes	Unknown
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA	CID001149	Yes	Unknown
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	CID001152	Yes	Unknown
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA	CID001147	Yes	Unknown
Gold	Metalor Technologies S.A.	SWITZERLAND	CID001153	Yes	Unknown
Gold	Metalor USA Refining Corporation	UNITED STATES	CID001157	Yes	Unknown
Gold	Metalúrgica Met-Mex Peñoles S.A. De C.V.	MEXICO	CID001161	Yes	Unknown
Gold	Mitsubishi Materials Corporation	JAPAN	CID001188	Yes	Unknown
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN	CID001193	Yes	Unknown
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA	CID002509	Yes	Unknown
Gold	Modeltech Sdn Bhd	MALAYSIA	CID002857	Unknown	Unknown
Gold	Morris and Watson	NEW ZEALAND	CID002282	Unknown	Unknown
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION	CID001204	Yes	Unknown
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	TURKEY	CID001220	Yes	Unknown
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN	CID001236	Unknown	Unknown
Gold	Nihon Material Co., Ltd.	JAPAN	CID001259	Yes	Unknown
Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA	CID002779	Yes	Unknown
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN	CID001325	Yes	No
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION	CID001326	Yes	Unknown
Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION	CID000493	Yes	Unknown
Gold	PAMP S.A.	SWITZERLAND	CID001352	Yes	Unknown
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA	CID001362	Unknown	Unknown
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	CID001386	Yes	Unknown
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA	CID001397	Yes	Unknown
Gold	PX Précinox S.A.	SWITZERLAND	CID001498	Yes	Unknown
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	CID001512	Yes	Unknown
Gold	Remondis Argentia B.V.	NETHERLANDS	CID002582	Unknown	Unknown
Gold	Republic Metals Corporation	UNITED STATES	CID002510	Yes	Unknown
Gold	Royal Canadian Mint	CANADA	CID001534	Yes	Unknown
Gold	SAAMP	FRANCE	CID002761	Unknown	Unknown
Gold	Sabin Metal Corp.	UNITED STATES	CID001546	Unknown	Unknown
Gold	SAFINA A.S.	CZECH REPUBLIC	CID002290	Unknown	Unknown
Gold	Sai Refinery	INDIA	CID002853	Unknown	Unknown
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF	CID001555	Yes	Unknown
Gold	SAMWON Metals Corp.	KOREA, REPUBLIC OF	CID001562	Unknown	Unknown
Gold	SAXONIA Edelmetalle GmbH	GERMANY	CID002777	Yes	Unknown

Gold	Schone Edelmetaal B.V.	NETHERLANDS	CID001573	Yes	Unknown
Gold	SEMPSA Joyería Platería S.A.	SPAIN	CID001585	Yes	Unknown
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA	CID001619	Unknown	Unknown
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	CID001622	Yes	Unknown
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA	CID001736	Yes	Unknown
Gold	Singway Technology Co., Ltd.	TAIWAN	CID002516	Yes	No
Gold	So Accurate Group, Inc.	UNITED STATES	CID001754	Unknown	Unknown
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	CID001756	Yes	Unknown
Gold	Solar Applied Materials Technology Corp.	TAIWAN	CID001761	Yes	No
Gold	Sudan Gold Refinery	SUDAN	CID002567	Unknown	Unknown
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN	CID001798	Yes	Unknown
Gold	T.C.A S.p.A	ITALY	CID002580	Yes	Unknown
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN	CID001875	Yes	Unknown
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA	CID001916	Yes	Unknown
Gold	Tokuriki Honten Co., Ltd.	JAPAN	CID001938	Yes	Unknown
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA	CID001947	Unknown	Unknown
Gold	Tony Goetz NV	BELGIUM	CID002587	Unknown	Unknown
Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN	CID002615	Unknown	Unknown
Gold	Torecom	KOREA, REPUBLIC OF	CID001955	Yes	Unknown
Gold	Umicore Brasil Ltda.	BRAZIL	CID001977	Yes	Unknown
Gold	Umicore Precious Metals Thailand	THAILAND	CID002314	Yes	Unknown
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM	CID001980	Yes	Unknown
Gold	United Precious Metal Refining, Inc.	UNITED STATES	CID001993	Yes	No
Gold	Universal Precious Metals Refining Zambia	ZAMBIA	CID002854	Unknown	Unknown
Gold	Valcambi S.A.	SWITZERLAND	CID002003	Yes	Unknown
Gold	Western Australian Mint trading as The Perth Mint	AUSTRALIA	CID002030	Yes	Unknown
Gold	WIELAND Edelmetalle GmbH	GERMANY	CID002778	Yes	Unknown
Gold	Yamamoto Precious Metal Co., Ltd.	JAPAN	CID002100	Yes	No
Gold	Yokohama Metal Co., Ltd.	JAPAN	CID002129	Yes	No
Gold	Yunnan Copper Industry Co., Ltd.	CHINA	CID000197	Unknown	Unknown
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	CID002224	Yes	Unknown
Gold	Zijin Mining Group Co., Ltd. Gold Refinery	CHINA	CID002243	Yes	Unknown
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA	CID000211	Yes	No
Tantalum	Conghua Tantalum and Niobium Smeltry	CHINA	CID000291	Yes	Yes
Tantalum	D Block Metals, LLC	UNITED STATES	CID002504	Yes	No
Tantalum	Duoluoshan	CHINA	CID000410	Yes	Yes
Tantalum	Exotech Inc.	UNITED STATES	CID000456	Yes	No
Tantalum	F&X Electro-Materials Ltd.	CHINA	CID000460	Yes	Yes
Tantalum	FIR Metals & Resource Ltd.	CHINA	CID002505	Yes	No
Tantalum	Global Advanced Metals Aizu	JAPAN	CID002558	Yes	Yes
Tantalum	Global Advanced Metals Boyertown	UNITED STATES	CID002557	Yes	Yes
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA	CID000616	Yes	No
Tantalum	H.C. Starck Co., Ltd.	THAILAND	CID002544	Yes	Yes
Tantalum	H.C. Starck GmbH Goslar	GERMANY	CID002545	Yes	Yes

Tantalum	H.C. Starck GmbH Laufenburg	GERMANY	CID002546	Yes	Yes
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY	CID002547	Yes	No
Tantalum	H.C. Starck Inc.	UNITED STATES	CID002548	Yes	No
Tantalum	H.C. Starck Ltd.	JAPAN	CID002549	Yes	No
Tantalum	H.C. Starck Smelting GmbH & Co. KG	GERMANY	CID002550	Yes	Yes
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	CID002492	Yes	No
Tantalum	Hi-Temp Specialty Metals, Inc.	UNITED STATES	CID000731	Yes	No
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA	CID002512	Yes	No
Tantalum	Jiangxi Tuohong New Raw Material	CHINA	CID002842	Yes	Unknown
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	CID000914	Yes	Yes
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA	CID000917	Yes	Yes
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA	CID002506	Yes	No
Tantalum	KEMET Blue Metals	MEXICO	CID002539	Yes	Yes
Tantalum	KEMET Blue Powder	UNITED STATES	CID002568	Yes	No
Tantalum	King-Tan Tantalum Industry Ltd.	CHINA	CID000973	Yes	No
Tantalum	LSM Brasil S.A.	BRAZIL	CID001076	Yes	No
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA	CID001163	Yes	No
Tantalum	Mineração Taboca S.A.	BRAZIL	CID001175	Yes	No
Tantalum	Mitsui Mining & Smelting	JAPAN	CID001192	Yes	Yes
Tantalum	Molycorp Silmet A.S.	ESTONIA	CID001200	Yes	No
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	CID001277	Yes	Yes
Tantalum	Plansee SE Liezen	AUSTRIA	CID002540	Yes	No
Tantalum	Plansee SE Reutte	AUSTRIA	CID002556	Yes	No
Tantalum	Power Resources Ltd.	MACEDONIA	CID002847	Yes	Unknown
Tantalum	QuantumClean	UNITED STATES	CID001508	Yes	No
Tantalum	Resind Indústria e Comércio Ltda.	BRAZIL	CID002707	Yes	No
Tantalum	RFH Tantalum Smeltry Co., Ltd.	CHINA	CID001522	Yes	No
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION	CID001769	Yes	No
Tantalum	Taki Chemicals	JAPAN	CID001869	Yes	Yes
Tantalum	Telex Metals	UNITED STATES	CID001891	Yes	No
Tantalum	Tranzact, Inc.	UNITED STATES	CID002571	Yes	No
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN	CID001969	Yes	Yes

Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA	CID002508	Yes	No
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	CHINA	CID002307	Yes	No
Tantalum	Zhuzhou Cemented Carbide Group Co., Ltd.	CHINA	CID002232	Yes	Yes
Tin	Alpha	UNITED STATES	CID000292	Yes	No
Tin	An Thai Minerals Co., Ltd.	VIET NAM	CID002825	Unknown	Unknown
Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM	CID002703	Unknown	Unknown
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA	CID000228	Yes	Unknown
Tin	China Tin Group Co., Ltd.	CHINA	CID001070	Yes	No
Tin	CNMC (Guangxi) PGMA Co., Ltd.	CHINA	CID000278	Unknown	Unknown
Tin	Cooperativa Metalurgica de Rondônia Ltda.	BRAZIL	CID000295	Yes	No
Tin	CV Ayi Jaya	INDONESIA	CID002570	Yes	No
Tin	CV Dua Sekawan	INDONESIA	CID002592	Yes	Unknown
Tin	CV Gita Pesona	INDONESIA	CID000306	Yes	No
Tin	CV Serumpun Sebalai	INDONESIA	CID000313	Yes	No
Tin	CV Tiga Sekawan	INDONESIA	CID002593	Yes	Unknown
Tin	CV United Smelting	INDONESIA	CID000315	Yes	No
Tin	CV Venus Inti Perkasa	INDONESIA	CID002455	Yes	No
Tin	Dowa	JAPAN	CID000402	Yes	No
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM	CID002572	Unknown	Unknown
Tin	Elmet S.L.U.	SPAIN	CID002774	Yes	No
Tin	EM Vinto	BOLIVIA	CID000438	Yes	No
Tin	Estanho de Rondônia S.A.	BRAZIL	CID000448	Unknown	Unknown
Tin	Fenix Metals	POLAND	CID000468	Yes	No
Tin	Gejiu Fengming Metallurgy Chemical Plant	CHINA	CID002848	Yes	Unknown
Tin	Gejiu Jinye Mineral Company	CHINA	CID002859	Yes	Unknown
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA	CID000942	Unknown	Unknown
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	CID000538	Yes	No
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA	CID001908	Unknown	Unknown
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA	CID000555	Unknown	Unknown
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA	CID002849	Yes	Unknown
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA	CID002844	Yes	Unknown
Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA	CID000760	Unknown	Unknown
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	CHINA	CID000244	Yes	No
Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL	CID002468	Yes	No
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA	CID001105	Yes	Yes
Tin	Melt Metais e Ligas S.A.	BRAZIL	CID002500	Yes	No
Tin	Metallic Resources, Inc.	UNITED STATES	CID001142	Yes	No
Tin	Metallo-Chimique N.V.	BELGIUM	CID002773	Yes	No
Tin	Mineração Taboca S.A.	BRAZIL	CID001173	Yes	No
Tin	Minsur	PERU	CID001182	Yes	No
Tin	Mitsubishi Materials Corporation	JAPAN	CID001191	Yes	No
Tin	Modeltech Sdn Bhd	MALAYSIA	CID002858	Unknown	Unknown
Tin	Nankang Nanshan Tin Manufactory Co., Ltd.	CHINA	CID001231	Unknown	Unknown
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM	CID002573	Unknown	Unknown
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	CID001314	Yes	No
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	CID002517	Yes	No
Tin	Operaciones Metalurgical S.A.	BOLIVIA	CID001337	Yes	No
Tin	Phoenix Metal Ltd.	RWANDA	CID002507	Unknown	Unknown
Tin	PT Aries Kencana Sejahtera	INDONESIA	CID000309	Yes	No
Tin	PT Artha Cipta Langgeng	INDONESIA	CID001399	Yes	No
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA	CID002503	Yes	No

Tin	PT Babel Inti Perkasa	INDONESIA	CID001402	Yes	No
Tin	PT Bangka Prima Tin	INDONESIA	CID002776	Yes	No
Tin	PT Bangka Tin Industry	INDONESIA	CID001419	Yes	No
Tin	PT Belitung Industri Sejahtera	INDONESIA	CID001421	Yes	No
Tin	PT Bukit Timah	INDONESIA	CID001428	Yes	No
Tin	PT Cipta Persada Mulia	INDONESIA	CID002696	Yes	No
Tin	PT DS Jaya Abadi	INDONESIA	CID001434	Yes	No
Tin	PT Eunindo Usaha Mandiri	INDONESIA	CID001438	Yes	No
Tin	PT Inti Stania Prima	INDONESIA	CID002530	Yes	No
Tin	PT Justindo	INDONESIA	CID000307	Yes	No
Tin	PT Karimun Mining	INDONESIA	CID001448	Yes	Unknown
Tin	PT Kijang Jaya Mandiri	INDONESIA	CID002829	Yes	Unknown
Tin	PT Lautan Harmonis Sejahtera	INDONESIA	CID002870	Yes	Unknown
Tin	PT Mitra Stania Prima	INDONESIA	CID001453	Yes	No
Tin	PT O.M. Indonesia	INDONESIA	CID002757	Yes	Unknown
Tin	PT Panca Mega Persada	INDONESIA	CID001457	Yes	No
Tin	PT Prima Timah Utama	INDONESIA	CID001458	Yes	No
Tin	PT Refined Bangka Tin	INDONESIA	CID001460	Yes	No
Tin	PT Sariwiguna Binasentosa	INDONESIA	CID001463	Yes	No
Tin	PT Stanindo Inti Perkasa	INDONESIA	CID001468	Yes	No
Tin	PT Sukses Inti Makmur	INDONESIA	CID002816	Yes	No
Tin	PT Sumber Jaya Indah	INDONESIA	CID001471	Yes	No
Tin	PT Timah (Persero) Tbk Kundur	INDONESIA	CID001477	Yes	No
Tin	PT Timah (Persero) Tbk Mentok	INDONESIA	CID001482	Yes	No
Tin	PT Tinindo Inter Nusa	INDONESIA	CID001490	Yes	No
Tin	PT Tommy Utama	INDONESIA	CID001493	Yes	Unknown
Tin	PT Wahana Perkit Jaya	INDONESIA	CID002479	Yes	No
Tin	Resind Indústria e Comércio Ltda.	BRAZIL	CID002706	Yes	No
Tin	Rui Da Hung	TAIWAN	CID001539	Yes	No
Tin	Soft Metais Ltda.	BRAZIL	CID001758	Yes	No
Tin	Thaisarco	THAILAND	CID001898	Yes	Yes
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM	CID002574	Unknown	Unknown
Tin	VQB Mineral and Trading Group JSC	VIET NAM	CID002015	Yes	No
Tin	White Solder Metalurgia e Mineração Ltda.	BRAZIL	CID002036	Yes	No
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	CID002158	Unknown	Unknown
Tin	Yunnan Tin Company Limited	CHINA	CID002180	Yes	No
Tungsten	A.L.M.T. TUNGSTEN Corp.	JAPAN	CID000004	Yes	No
Tungsten	ACL Metais Eireli	BRAZIL	CID002833	Unknown	Unknown
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM	CID002502	Yes	Yes
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA	CID002513	Yes	No
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	CID000258	Yes	No
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	CHINA	CID000345	Unknown	Unknown
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA	CID000499	Yes	No
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	CID000875	Yes	No
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	CID002315	Yes	No
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	CID002494	Yes	No

Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	CHINA	CID002536	Unknown	Unknown
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES	CID000568	Yes	No
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	CID000218	Yes	No
Tungsten	H.C. Starck GmbH	GERMANY	CID002541	Yes	No
Tungsten	H.C. Starck Smelting GmbH & Co.KG	GERMANY	CID002542	Yes	No
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA	CID000766	Yes	No
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA	CID002579	Yes	Unknown
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA	CID000769	Yes	No
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION	CID002649	Yes	No
Tungsten	Japan New Metals Co., Ltd.	JAPAN	CID000825	Yes	No
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	CID002551	Yes	No
Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	CHINA	CID002647	Unknown	Unknown
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	CID002321	Yes	No
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA	CID002313	Unknown	Unknown
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA	CID002318	Yes	No
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	CID002317	Yes	No
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CHINA	CID002535	Yes	No
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	CID002316	Yes	Unknown
Tungsten	Kennametal Fallon	UNITED STATES	CID000966	Yes	No
Tungsten	Kennametal Huntsville	UNITED STATES	CID000105	Yes	No
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA	CID002319	Yes	No
Tungsten	Moliren Ltd	RUSSIAN FEDERATION	CID002845	Yes	Unknown
Tungsten	Niagara Refining LLC	UNITED STATES	CID002589	Yes	No
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIET NAM	CID002543	Yes	No
Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES	CID002827	Yes	Unknown
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	CHINA	CID002815	Yes	Unknown
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM	CID001889	Yes	No
Tungsten	Unecha Refractory metals plant	RUSSIAN FEDERATION	CID002724	Yes	Unknown
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	VIET NAM	CID002011	Yes	Yes
Tungsten	Wolfram Bergbau und Hütten AG	AUSTRIA	CID002044	Yes	Yes
Tungsten	Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF	CID002843	Yes	Unknown
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	CID002320	Yes	Yes

Tungsten	Xiamen Tungsten Co., Ltd.	CHINA	CID002082	Yes	No
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA	CID002830	Yes	Unknown
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA	CID002095	Yes	No

Appendix B:

The list below sets out possible countries of origin of 3TGs used in the manufacture of products containing necessary conflict minerals. The list is based on publicly available information, our reasonable country of origin investigation, and other due diligence. However, for the reasons described in the CMR, these possible countries of origin cannot be linked to our products with reasonable certainty.

Argentina, Australia, Austria, Belgium, Bolivia, Brazil, Cambodia, Canada, Chile, China, Columbia, Cote D’Ivoire, Czech Republic, Djibouti, Ecuador, Egypt, Estonia, Ethiopia, France, Germany, Guyana, Hungary, India, Indonesia, Ireland, Israel, Japan, Kazakhstan, Laos, Luxembourg, Madagascar, Malaysia, Mongolia, Myanmar, Namibia, Netherlands, Nigeria, Peru, Portugal, Russia, Sierra Leone, Singapore, Slovakia, South Korea, Spain, Suriname, Switzerland, Taiwan, Thailand, United Kingdom, United States, Vietnam, Zimbabwe, Kenya, Mozambique, South Africa, Democratic Republic of the Congo, Angola, Burundi, Central African Republic, Republic of Congo, Rwanda, South Sudan, Tanzania, Uganda, and Zambia.